Exhibit 2.1

TRANSFER AGREEMENT

THIS TRANSFER AGREEMENT (this “Agreement”) is made as of May 31, 2013, by and among BP 767 Fifth LLC, a Delaware limited liability company (the “Managing Member”), in its capacity as the managing member of 767 Venture, LLC, a Delaware limited liability company (the “Company”), Sungate Fifth Avenue LLC, a Delaware limited liability company (“Sungate”), 767 LLC, a Delaware limited liability company (“SFI” and, collectively with Sungate, the “Purchasers”), and BP/DC 767 Fifth LLC, a Delaware limited liability company (“BPLP Investor #2” and, collectively with the Managing Member and the Purchasers, the “Parties”). Capitalized terms used but not defined herein shall have the meaning ascribed thereto in that certain Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of June 9, 2008 (the “Existing JV Agreement”) by and among the Managing Member, BPLP Investor #2, USREO/767 Investor Inc., a Delaware corporation (“USREO Investor”) and MIC – 767 Fifth Avenue LLC, a Delaware limited liability company (“MIC Investor”).

WHEREAS, pursuant to that certain Purchase and Sale Agreement, dated as of March 6, 2013 (as amended, the “USREO Purchase Agreement”), among US Real Estate Opportunity Fund, L.P., a Delaware limited partnership (“USREO LP”) and the Purchasers, the Purchasers jointly and severally agreed to acquire from USREO LP all of the common stock in USREO Investor, together with the Affiliate Loan held by USREO LP (the “USREO Company Interest”).

WHEREAS, pursuant to that certain Purchase and Sale Agreement, dated as of March 6, 2013 (as amended, the “MIC Purchase Agreement” and, collectively with the USREO Purchase Agreement, the “Purchase Agreements”), among MIC Investor and the Purchasers, the Purchasers jointly and severally agreed to acquire all of MIC Investor’s membership interests in the Company and the Affiliate Loan held by MIC Investor (the “MIC Company Interest” and, collectively with the USREO Company Interest, the “Interests”)

WHEREAS, the closings under the Purchase Agreements (the “Closings”) occurred as of the date hereof and the Purchasers, collectively, have acquired all of the Interests and, immediately following the Closings liquidated USREO Investor (the “USREO REIT Dissolution”).

NOW THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Amendment to Existing JV Agreement. Following the consummation of the Closings and the USREO REIT Dissolution, but subject to satisfaction of the conditions set forth in that certain Consent and Escrow Agreement dated as of May 23, 2013 by and among the Managing Member, the Purchasers, and First American Title Insurance Company (the “Escrow Agreement”), the Members shall, and hereby agree to, amend and restate the Existing JV Agreement in its entirety in substantially the same form as attached to the Escrow Agreement, to, among other things, clarify the Purchasers’ respective Approval rights over certain Company matters.

2.	Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy, and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart. An electronic PDF of an executed counterpart of this Agreement shall be deemed an original.

3.	Governing Law. The terms and conditions of this Agreement shall be interpreted and construed according to the laws of the State of New York.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have caused this Agreement to be duly executed on the day and year first above written.

BP 767 FIFTH LLC,
a Delaware limited liability company

By:	Boston Properties Limited Partnership,
its Manager

By:	Boston Properties, Inc., its General Partner

By:	/s/ Douglas T. Linde
Name:	Douglas T. Linde
Title:	President

BP/DC 767 FIFTH LLC,
a Delaware limited liability company

By:	BP/DC Properties, Inc., its Manager

By:	/s/ Douglas T. Linde
Name:	Douglas T. Linde
Title:	President

{Signatures Continued on Following Page}

{Signature Page to Transfer Agreement}

SUNGATE FIFTH AVENUE LLC,
a Delaware limited liability company

By:	Chaowai Fifth Avenue LLC, a Delaware limited liability company

By:	Sungate Park Avenue Manager LLC,
a Delaware limited liability company

By:	/s/ Evan Marks
Name:	Evan Marks
Title:	Manager

767 LLC, a Delaware limited liability company

By:	/s/ Edmond M. Safra
Name:	Edmond M. Safra
Title:	President

{Signature Page to Transfer Agreement}